Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunoco, Inc. of our reports dated February 26, 2008 with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries, included in the 2007 Annual Report to Shareholders of Sunoco, Inc.

Our audits also included the financial statement schedule of Sunoco, Inc. and subsidiaries listed in Item 15(a). The schedule is the responsibility of Sunoco, Inc. and subsidiaries’ management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is February 26, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 333-138407),

(2)	Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110),

(3)	Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941),

(4)	Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881),

(5)	Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876),

(6)	Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340), and

(7)	Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342);

of our reports dated February 26, 2008, with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Sunoco, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Sunoco, Inc. for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 27, 2008